Exhibit 10.21

RIGHT OF FIRST OFFER AGREEMENT

THIS RIGHT OF FIRST OFFER AGREEMENT (the “Agreement”) is made as of the 24th day of February 2015 by and among Benefitfocus, Inc., a Delaware corporation (the “Company”), Mercer LLC, a Delaware limited liability company (“Mercer”), GS Capital Partners VI Parallel, L.P., a Delaware limited partnership (“GS Parallel”), GS Capital Partners VI GmbH & Co. KG, a German limited partnership (“GS GmbH”), GS Capital Partners VI Fund, L.P., a Delaware limited partnership (“GS Main”), GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands limited partnership (“GS Offshore”, and each of GS Parallel, GS GmbH, GS Main and GS Offshore, a “GS Fund”), Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership (the “Oak Fund”), and the Key Holders listed on Schedule B.

WHEREAS, each Investor and Key Holder is the legal owner of the number of shares of Capital Stock, or of options to purchase Common Stock, set forth opposite the name of such Investor on Schedule A or the name of such Key Holder on Schedule B, as applicable;

WHEREAS, on the date hereof, the Company and Mercer are entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company has agreed to issue and sell, and Mercer has agreed to purchase, on the terms and subject to the conditions set forth therein, the number of shares of Common Stock set forth therein; and

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, the parties hereto desire to enter into this Agreement with respect to the matters set forth herein.

NOW, THEREFORE, the Company, Mercer, the Key Holders and the Investors agree as follows:

ARTICLE 1

DEFINITIONS

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, (i) any account or any fund that is managed or advised by an Affiliate of a Person shall be an Affiliate of such Person and (ii) accounts or funds that are managed or advised by the same Person or by Persons who are Affiliates shall be Affiliates of each other. Notwithstanding the foregoing, an operating company (or any of its subsidiaries) that is controlled by a fund or account managed or advised by a Person, or Affiliates of such Person, shall not be deemed an Affiliate of such Person.

“Alliance Agreement” means the Mercer Exchange Software as a Service Agreement, dated as of April 1, 2013, between the Company and Mercer Health & Benefits LLC, a Delaware limited liability company, and amended through the date hereof, including all exhibits, schedules and annexes thereto, and as amended and/or restated from time to time.

“beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (i) assuming the full conversion into, and exchange and exercise for, shares of Common Stock of all shares of Capital Stock beneficially owned by the applicable Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by applicable law to remain closed.

“Capital Stock” means (a) shares of Common Stock, (b) shares of any other class or series of capital stock of the Company, (c) options, warrants or other securities of the Company directly or indirectly exercisable or exchangeable for, or convertible into, shares of Common Stock or any other class or series of capital stock of the Company and (d) shares of Common Stock or any other class or series of capital stock of the Company issued or issuable upon exercise, exchange or conversion, as applicable, of options, warrants or other securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns.

“Common Stock” means shares of common stock of the Company, par value $0.001 per share.

“Exercise Notice” means written notice from Mercer notifying the applicable Key Holders or Investors that Mercer intends to exercise its Right of First Offer as to any or all of the Transfer Stock with respect to any Proposed Transfer.

“Investors” means the Persons named on Schedule A hereto, each Person to whom the rights of an Investor are assigned pursuant to Section 3.01 and each Person who hereafter becomes a signatory to this Agreement pursuant to Section 3.02.

“Key Holders” means the persons named on Schedule B hereto, each Person to whom the rights of a Key Holder are assigned pursuant to Section 3.01 and each Person who hereafter becomes a signatory to this Agreement pursuant to Section 3.02.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proposed Registered Transfer” means any sale, offer to sell, disposition of or any other like transfer of any Transfer Stock of any of the Key Holders or Investors proposed to be made by means of (a) an underwritten public offering of such securities pursuant to an effective registration statement under the Securities Act, (b) with respect to Investors, but not Key Holders, a sale or other disposition of any Transfer Stock in compliance with the requirements of Rule 144 or (c) a block trade to a market maker or broker.

“Proposed Transfer” means any Proposed Registered Transfer or Proposed Unregistered Transfer.

“Proposed Transfer Notice” means written notice from a Key Holder or Investor setting forth the terms and conditions of a Proposed Transfer (including, in the case of any Proposed Registered Transfer, the proposed plan of distribution therefor, and, in the case of any Proposed Unregistered Transfer, the identity of the proposed purchaser, if there is a proposed purchaser at the time of delivery of such notice).

“Proposed Unregistered Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, disposition of or any other like transfer of any Transfer Stock (or any interest therein) of any of the Key Holders or the Investors that is proposed to be made and is not a Proposed Registered Transfer.

“Right of First Offer” means the right, but not an obligation, of Mercer (or any Person to whom it is permitted to assign its rights hereunder pursuant to Section 5.08) to purchase any or all of the Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“Rule 144” means Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Stock” means shares of Capital Stock owned by any Key Holder or any Investor, or their respective successors or permitted transferees or assigns to the extent such successors or permitted transferees or assigns are required under the terms of this Agreement to become a party hereto, whether now owned or subsequently acquired by any such Person, or issued with respect to, or upon conversion or exchange of, such shares of Capital Stock (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

ARTICLE 2

RIGHTS OF FIRST OFFER

Section 2.01. Rights of First Offer. On the terms and conditions set forth in this Agreement, except as set forth in Section 3.01, each Key Holder and Investor hereby unconditionally and irrevocably grants to Mercer a Right of First Offer to purchase all or any portion of Transfer Stock that such Key Holder or Investor may propose to transfer in a Proposed Transfer at the same price and on the same terms and conditions as those contained in the Proposed Transfer Notice.

Section 2.02. Right of First Offer Over Proposed Registered Transfers. Subject to Section 3.01, each Key Holder or Investor proposing to make a Proposed Registered Transfer must deliver a Proposed Transfer Notice to Mercer not later than ten (10) Business Days prior to the earlier of (a) the entry into a definitive agreement providing for such Proposed Registered Transfer and (b) the consummation of such Proposed Registered Transfer. Such Proposed Transfer Notice shall offer Mercer the right to purchase any or all of fifty percent (50%) of the total number of shares of each class or series of Transfer Stock proposed to be sold, offered for sale, disposed of or otherwise transferred in such Proposed Registered Transfer at the price per share of Common Stock in cash set forth in the Proposed Transfer Notice or in the case of Transfer Stock other than Common Stock, the amount per share implied by such price per share of Common Stock, as set forth in the Proposed Transfer Notice. To exercise its Right of First Offer under this Section 2.02, Mercer must deliver an Exercise Notice to the applicable Key Holder or Investor within ten (10) Business Days after delivery of the Proposed Transfer Notice, which shall specify the number of shares of each class or series of Transfer Stock with respect to which Mercer desires to exercise its Right of First Offer; provided, however, that Mercer shall use its commercially reasonable efforts to, as soon as practicable after delivery of the Proposed Transfer Notice, either deliver an Exercise Notice or notify the applicable Key Holder or Investor in writing that it waives its right to deliver an Exercise Notice. If the total number of shares of Transfer Stock that Mercer has agreed to purchase in the Exercise Notice is less than the total number of shares of Transfer Stock set forth in the Proposed Transfer Notice (or if Mercer does not timely deliver an Exercise Notice or delivers a waiver of its right to deliver an Exercise Notice), then the applicable Key Holder or Investor shall be free to sell any shares of Transfer Stock that Mercer has declined to purchase (or, if Mercer does not timely deliver an Exercise Notice or delivers a waiver of its right to deliver an Exercise Notice, all shares of Transfer Stock set forth in the applicable Proposed Transfer Notice) at a price in cash not less than the price set forth in the Proposed Transfer Notice by means of (x) an underwritten public offering of such securities pursuant to an effective registration statement under the Securities Act, (y) a sale or disposition in compliance with the requirements of Rule 144 or (z) a block trade, in each case, on such terms and conditions as the applicable Key Holder or Investor sees fit, it being understood and agreed that (i) any other or future Proposed Transfer made or permitted to be made by the Key Holder or Investor shall remain subject to the terms and conditions of this Agreement, including this Article 2; (ii) such public offering, sale pursuant to Rule 144 or block trade shall be consummated within thirty (30) calendar days after Mercer declines to purchase the total number of shares of Transfer Stock set forth in the Proposed Transfer Notice (or fails to timely deliver an Exercise Notice or delivers a waiver of its right to deliver an Exercise Notice), and if such offering is not consummated within such thirty (30) calendar day period, such Proposed Registered Transfer shall again become subject to the Right of First Offer on the terms set forth herein; and (iii) each of the Key Holders and Investors agrees not to propose to make any Proposed Transfer unless the seller has the bona fide intention to sell the applicable shares of Transfer Stock at the time of such proposal.

Section 2.03. Right of First Offer Over Proposed Unregistered Transfers. Subject to Section 3.01, each Key Holder or Investor proposing to make a Proposed Unregistered Transfer must deliver a Proposed Transfer Notice to Mercer not later than ten (10) Business Days prior to the earlier of (x) the entry into a definitive agreement providing for such Proposed Unregistered Transfer and (y) the consummation of such Proposed Unregistered Transfer. Such Proposed Transfer Notice shall (a) offer Mercer the right to purchase any or all of the total number of shares of each class or series of Transfer Stock (or any interest therein) proposed to be assigned, sold, offered for sale, pledged, mortgaged, hypothecated, encumbered, disposed of or otherwise transferred in such Proposed Unregistered Transfer, and (b) contain the other material terms and conditions (including the price in cash) of the Proposed Unregistered Transfer. To exercise its Right of First Offer under this Section 2.03, Mercer must deliver an Exercise Notice to the applicable Key Holder or Investor within ten (10) Business Days after delivery of the Proposed Transfer Notice, which shall specify the number of shares of each class or series of Transfer Stock with respect to which Mercer desires to exercise its Right of First Offer. If the total number of shares of Transfer Stock that Mercer has agreed to purchase in the Exercise Notice is less than the total number of shares of Transfer Stock set forth in the Proposed Transfer Notice (or if Mercer does not timely deliver an Exercise Notice), then the applicable Key Holder or Investor shall be free to sell any shares of Transfer Stock that Mercer has declined to purchase (or, if Mercer does not timely deliver an Exercise Notice, all shares of Transfer Stock set forth in the applicable Proposed Transfer Notice) at a price in cash not less than the price set forth in the Proposed Transfer Notice and otherwise on terms and conditions not materially more favorable to the purchasers thereof than the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any other or future Proposed Transfer made or permitted to be made by the applicable Key Holder or Investor shall remain subject to the terms and conditions of this Agreement, including this Article 2; (ii) such sale shall be consummated within sixty (60) calendar days after Mercer declines to purchase the total number of shares of Transfer Stock set forth in the Proposed Transfer Notice (or fails to timely deliver an Exercise Notice) (provided that such sixty (60) calendar day period shall be automatically extended in the event that the proposed sale is delayed due to regulatory review, until five (5) calendar days after the completion of such review, but in no event later than one hundred twenty (120) calendar days after Mercer has declined to purchase the total number of shares of Transfer Stock set forth in the Proposed Transfer Notice (or has failed to timely deliver an Exercise Notice)), and if such sale is not consummated within such sixty (60) or one hundred twenty (120) calendar day period, as applicable, such Proposed Unregistered Transfer shall again become subject to the Right of First Offer on the terms set forth herein; and (iii) each of the Key Holders and Investors agrees not to propose to make any Proposed Transfer unless the seller has the bona fide intention to sell the applicable shares of Transfer Stock at the time of such proposal.

Section 2.04. Consideration; Closing. (a) If Mercer timely delivers an Exercise Notice, it shall be irrevocably bound to purchase the shares set forth in the Proposed Transfer Notice on the terms and subject to the conditions set forth herein and therein. The closing of the purchase of Transfer Stock by Mercer shall take place, and all payments from Mercer shall have been delivered to the applicable Key Holder or Investor, as the case may be, (i) no later than thirty (30) calendar days after the delivery of the Exercise Notice with respect to the Proposed Transfer that is a Proposed Registered Transfer or (ii) no later than sixty (60) calendar days after delivery of the Exercise Notice with respect to the Proposed Transfer that is a Proposed Unregistered Transfer (provided that such sixty (60) calendar day period shall be automatically extended in the event that the proposed purchase is delayed due to regulatory review, until five (5) calendar days after the completion of such review, but in no event later than one hundred twenty (120) calendar days after delivery of the Exercise Notice with respect to the Proposed Transfer).

(b) Notwithstanding anything to the contrary herein, in connection with any sale by any Investor or Key Holder to Mercer pursuant to this Agreement, such Investor or Key Holder shall be required to provide customary representations, warranties and indemnities to Mercer only concerning such Investor’s or Key Holder’s power and authority to enter into the sale agreement, its title to the shares of Common Stock sold in such sale, the absence of any material consents required in connection with such sale, the absence of any contravention of law in connection with such sale, and that its holding of the Transfer Stock and that its receipt of the purchase price does not violate anti-money laundering, sanctions or similar laws (and shall not include representations, warranties and indemnities relating to the business of the Company) even if such Investor or Key Holder proposes to make additional or different representations, warranties and indemnities to a third party purchaser. In addition, in connection with any sale by the Investors or Key Holders to Mercer pursuant to this Agreement, the Company shall be required to use commercially reasonable efforts to assist Mercer and the applicable Investor or Key Holder to consummate such sale.

Section 2.05. Effect of Failure to Comply. (a) Transfer Void. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

(b) Violation of First Offer Right. If any Key Holder or Investor becomes obligated to sell any Transfer Stock to Mercer under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, Mercer, may, at its option, in addition to all other remedies it may have, send to such Key Holder or Investor the purchase price for such Transfer Stock as is herein specified and request that the Company transfer to the name of Mercer on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.

Section 2.06. Standstill. For the avoidance of doubt, nothing in this Agreement does or shall be deemed to amend or otherwise modify the restrictions on Mercer’s acquisition of additional shares of voting stock of the Company set forth in Section 4.8 of the Securities Purchase Agreement (as amended, the “Standstill”), and Mercer acknowledges and agrees that it shall not acquire any shares of Transfer Stock pursuant to any Right of First Offer hereunder to the extent that any such acquisition would result in a violation of the Standstill. Notwithstanding anything herein to the contrary, no Investor or Key Holder shall be required to offer Mercer shares of Transfer Stock pursuant to any Right of First Offer hereunder (i) to the extent the acquisition thereof by Mercer would result in a violation of the Standstill or (ii) if the Standstill is terminated or suspended pursuant to Section 4.8 of the Securities Purchase Agreement or otherwise, to the extent that the acquisition thereof by Mercer would have resulted in a violation of the Standstill in the absence of such termination or suspension.

ARTICLE 3

EXEMPT TRANSFERS

Section 3.01. Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.01, 2.02 and 2.03 shall not apply: (a) in the case of a Key Holder or Investor that is an entity, upon a transfer by such Key Holder or Investor to its stockholders, members, limited or other partners or other equity holders, (b) in the case of an Investor that is an entity, upon a transfer by such Investor to any fund or other investment vehicle of which an Affiliate of such Investor serves as the general partner, managing member, manager or in a similar capacity (each, an “Affiliated Fund”); provided, however, that such Investor will not be permitted to transfer any Transfer Stock to an Affiliated Fund without Mercer’s prior written consent where following such transfer all or a majority of the consolidated assets owned by and/or held by such Affiliated Fund is Transfer Stock, (c) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock; provided, however, that, if such pledge is non-recourse, the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Key Holder or Investor making such pledge, (d) in the case of a Key Holder or Investor that is a natural person, upon a transfer of Transfer Stock by such Key Holder or Investor made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder or Investor (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by Mercer, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder, Investor or any such family members, (e) pursuant to a merger, tender offer for any and all shares of Common Stock or other similar business combination transaction involving the Company, or (f) in the case of a Key Holder, to any sale of Transfer Stock by such Key Holder pursuant to Rule 144; provided that in the case of clause(s) (a) (other than (x) with respect to the Oak Fund or (y) with respect to any GS Fund, any transfer that such GS Fund reasonably determines is necessary or advisable to reduce, eliminate, modify or mitigate an adverse effect on such GS Fund or any of its Affiliates arising from any law, regulation or interpretation thereof applicable to such GS Fund or any of its Affiliates, so long as such GS Fund intends to transfer assets, or has transferred assets, other than, or in addition to, Transfer Stock in a similar manner in order to reduce, eliminate, modify or mitigate such adverse effect), (b), (c) (solely with respect to non-recourse pledges), and (d) only, the Investor shall deliver prior written notice to Mercer of such transfer or pledge, and such shares of Transfer Stock of the Investor or the Key Holder, as applicable, shall at all times remain subject to the terms and restrictions set forth in this Agreement and the transferee thereof shall, as a condition to such transfer or pledge, deliver a counterpart signature page to this Agreement to the other parties hereto as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder or an Investor, as applicable (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder or an Investor with respect to Proposed Transfers of such Transfer Stock pursuant to Article 2; and provided, further, in the case of any transfer pursuant to clause (a), (b) or (d) only, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer. If, as a result of a transaction described in clause (e) of this Section 3.01, the holders of the capital stock of the Company receive shares of capital stock in the surviving entity in such transaction, or the ultimate parent entity that directly or indirectly owns the outstanding capital stock of such surviving entity, that represent more than fifty percent (50%) of the shares of capital stock of such entity, then the Investors and the Key Holders agree to enter into an agreement substantially similar to this Agreement providing that the shares of capital stock received by them as a result of such transaction will be subject to a right of first offer substantially similar to the terms and conditions set forth herein. For the avoidance of doubt, this Section 3.01 specifically allows the Oak Fund to make transfers pursuant to clause (a) above without the consent of Mercer and without the transferee executing a counterpart signature page hereto or becoming subject to the terms and provisions hereof.

Section 3.02. Additional Acquisitions by Key Holders and Investors. For so long as this Agreement remains in effect, each Key Holder agrees to cause any of its Affiliates, and each Investor agrees to cause any of its Affiliated Funds, that, in either case, directly or indirectly acquires any shares of Capital Stock after the date hereof (other than any acquisition pursuant to a transfer in accordance with Section 3.01, which shall be governed by and subject to the terms of such Section 3.01 instead of this Section 3.02) to deliver, no later than the time of such acquisition, a counterpart signature page to this Agreement as confirmation that such Affiliate or Affiliated Fund, as applicable, shall be bound by all the terms and conditions of this Agreement as a Key Holder or Investor, as applicable (but only with respect to the securities so acquired), including the obligations of a Key Holder or Investor with respect to Proposed Transfers of such Transfer Stock pursuant to Article 2 (provided that the obligations of each GS Fund pursuant to this Section 3.02 shall be limited to the Affiliated Funds thereof that are managed by the Merchant Banking Division of The Goldman Sachs Group, Inc. (each, an “Affiliated MBD Fund”)).

Section 3.03. Obligation Not to Make or Permit Certain Indirect Transfers. For so long as this Agreement remains in effect, each of the Key Holders and Investors agrees not to cause or permit any direct or indirect sale, offer to sell, disposition of or any other like transfer of any equity interests of any Affiliate, in the case of any Key Holder, or any Investor or Affiliated Fund thereof, in the case of any Investor, all or a majority of whose consolidated assets directly or indirectly consist of Transfer Stock (provided that the obligations of each GS Fund pursuant to this Section 3.03 shall be limited to the other GS Funds, any Affiliated Fund thereof to which any GS Fund has made a transfer pursuant to Section 3.01 and the Affiliated MBD Funds).

ARTICLE 4

LEGEND

Each certificate or book entry representing shares of Transfer Stock held by the Key Holders or Investors, issued to any permitted transferee in connection with a transfer permitted by Section 3.01 hereof, to the extent that such permitted transferee is required to become a party to this Agreement pursuant to Section 3.01, or acquired by any Person in connection with an acquisition subject to Section 3.02 shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST OFFER AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Key Holder and Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates or book entries bearing the legend referred to in this Article 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed at the request of the holder upon the earliest to occur of (a) termination of this Agreement, (b) transfer of Transfer Stock pursuant to Section 2.02 or Section 2.03 or (c) transfer of Transfer Stock pursuant to Section 3.01 unless such transferee is required to become a party to this Agreement pursuant to Section 3.01.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Term. (a) This Agreement shall automatically terminate upon any termination of the Securities Purchase Agreement in accordance with its terms prior to the Closing (as defined in the Securities Purchase Agreement), it being understood and agreed that no termination hereof pursuant to this Section 5.01(a) shall affect the validity of or otherwise have any effect on any prior purchase of Transfer Stock by Mercer pursuant to its Rights of First Offer hereunder.

(b) After the Closing, this Agreement shall automatically terminate upon the earlier of (i) the expiration or termination of the Alliance Agreement in accordance with its terms, (ii) the first date on which Mercer and its Affiliates beneficially own less than (A) seventy-five percent (75)% of the shares of Common Stock acquired by Mercer pursuant to the Securities Purchase Agreement or (B) five percent (5%) of the outstanding shares of Common Stock, in each case in this clause (ii), for a period of at least forty-five (45) consecutive calendar days, (iii) any breach by Mercer or its Affiliates of the Standstill and (iv) if Mercer delivers an Exercise Notice, Mercer failing to acquire the shares of Transfer Stock that are the subject of such Exercise Notice on the terms and conditions set forth in the Exercise Notice within the time frame set forth in Section 2.04(a); provided that, notwithstanding the foregoing, (A) this Agreement shall not terminate pursuant to Section 5.01(b)(iii) or (iv) unless the applicable Investor or Key Holder has provided Mercer with reasonably detailed written notice of the basis for such proposed termination and Mercer has not cured the basis for such proposed termination within fifteen (15) calendar days after receipt of such notice; and (B) this Agreement shall not terminate pursuant to Section 5.01(b)(iv) if Mercer fails to acquire the shares of Transfer Stock that are the subject of such Exercise Notice on the terms and conditions set forth in the Exercise Notice within the time frame set forth in Section 2.04(a) due to the failure to receive any regulatory approval required for such acquisition or any action or omission of any Investor, Key Holder or Person other than Mercer and its Affiliates. In addition, if the Standstill is terminated or suspended pursuant to Section 4.8 of the Securities Purchase Agreement or otherwise, any obligation of the Key Holders or the Investors to comply with Section 2.01, Section 2.02 and Section 2.03 shall terminate with respect to any Transfer Stock to the extent that, and for so long as, immediately prior to such termination or suspension, Mercer would have been prohibited from acquiring as a result of the Standstill.

Section 5.02. Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock and occurring after the date of this Agreement.

Section 5.03. Representations and Warranties. Each Key Holder and Investor represents and warrants that as of the date hereof such Key Holder or Investor is the sole legal owner of the shares of Transfer Stock set forth opposite such Key Holder’s or Investor’s name on Schedule A or Schedule B hereto, as applicable, and that no other Person has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder and, with respect to the Investors, other than any Person who is a direct or indirect investor, manager, investment advisor, managing member or general partner of such Investor or any direct or indirect owner of such Person). Each of the Company and Mercer represents and warrants that true and complete copies of the final form of the Securities Purchase Agreement and the Alliance Agreement have been made available to each Key Holder and Investor. Each party hereto represents and warrants that (a) such party has the requisite corporate, partnership or other entity power and authority or capacity, as applicable, to enter into this Agreement, (b) the execution and delivery of this Agreement by such party has been duly authorized by all necessary corporate, partnership or other entity action on the part of such party, and (c) this Agreement has been duly executed by such party and is the valid and binding obligation of such party enforceable against such party in accordance with its terms.

Section 5.04. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.04. If notice is given to the Company, it shall be sent to Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, SC 29492, Attention: Paris Cavic and a copy (which shall not constitute notice) shall also be sent to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607, Attn: Donald R. Reynolds; if notice is given to the Investors, a copy (which shall not constitute notice) shall also be given to the applicable party set forth on Schedule A or Schedule B.; and if notice is given to Mercer, it shall be sent to Mercer LLC, 1166 Avenue of the Americas, New York, NY 10036, Attention: Rian Miller, General Counsel, and copies (which shall not constitute notice) shall also be sent to Mercer LLC, 1166 Avenue of the Americas, New York, NY 10036, Attention: Margaret M. O’Brien, Global Chief Counsel - Health & Benefits, and Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attn: Phillip R. Mills.

Section 5.05. Entire Agreement. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

Section 5.06. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 5.07. Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (in addition to pursuant to Section 5.01 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a)

Mercer, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders, (c) all of the Investors and (d) the Company, solely to the extent such amendment, modification, termination or waiver would enlarge the Company’s obligations hereunder. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and Mercer and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Section 5.08. Assignment of Rights. (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Except as permitted by Section 3.01, the rights and obligations of the Key Holders, the Investors and the Company hereunder are not assignable, delegable or otherwise transferable without Mercer’s prior written consent, it being acknowledged and agreed that Mercer’s consent to any such assignment, delegation or other transfer may be conditioned upon any such transferee’s delivery to Mercer and the Company of a counterpart signature page hereto pursuant to which such transferee shall confirm its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the transferor of such transferee. For the avoidance of doubt, nothing herein shall prohibit the Key Holders and the Investors from transferring their Transfer Stock as permitted herein, including pursuant to Section 3.01, without the consent of Mercer and without the transferee executing a counterpart signature page hereto if such consent and such counterpart signature page are not required herein, including pursuant to Section 3.01.

(c) Except in connection with an assignment, delegation or other transfer by Mercer by operation of law to the acquirer of Mercer, or by Mercer to an Affiliate thereof, the rights and obligations of Mercer hereunder are not assignable, delegable or otherwise transferable without the prior written consent of (i) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders, (ii) the holders of a majority of the shares of Transfer Stock then held by all of the Investors and (iii) the Company, it being acknowledged and agreed that any such assignment, delegation or other transfer shall be subject to and conditioned upon any such transferee’s delivery to the Key Holders, the Investors and the Company of a counterpart signature page hereto pursuant to which such transferee shall confirm its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the transferor of such transferee.

Section 5.09. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 5.10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

Section 5.11. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 5.12. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature (and by .pdfs) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.13. Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and the exercise of any such rights may be allocated among such Affiliated Persons in such manner as such Affiliated Persons may determine in their discretion.

Section 5.14. Specific Performance. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, in addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

Section 5.15. Venue; Service of Process; Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY (INCLUDING WITH RESPECT TO THE ENFORCEMENT HEREOF), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH

COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE HEREUNDER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Right of First Offer Agreement as of the date first written above.

THE COMPANY:	BENEFITFOCUS, INC.

	By:	/s/ Mason R. Holland, Jr.
	Name:	Mason R. Holland, Jr.
	Title:	Executive Chairman of the Board

[Signature page to Right of First Offer Agreement]

INVESTORS:	GS CAPITAL PARTNERS VI FUND, L.P.
	By:	GSCP VI Advisors, L.L.C.
its General Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

	By:	GSCP VI Offshore Advisors, L.L.C.
its General Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

	By:	GS Advisors VI, L.L.C.
its Managing Limited Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

	By:	GS Advisors VI, L.L.C.
its General Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

[Signature page to Right of First Offer Agreement]

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

	By:	Oak Associates XII, LLC, its General Partner

	By:	/s/ Ann H. Lamont
	Name:	Ann H. Lamont
	Title:	Managing Member

KEY HOLDERS:	/s/ Mason R. Holland, Jr.
Mason R. Holland, Jr.

/s/ Shawn Jenkins
Shawn Jenkins

[Signature page to Right of First Offer Agreement]

MERCER:	MERCER LLC

	By:	/s/ Julio Portalatin
	Name:	Julio Portalatin
	Title:	President and Chief Executive Officer

[Signature page to Right of First Offer Agreement]

Schedule A

INVESTORS

Name	Shares of Common Stock Held
GS Capital Partners VI Parallel, L.P.	1,094,398 shares of Common Stock
c/o The Goldman Sachs Group, Inc.
Attn: Bill Eng
200 West Street 28th Flr
New York, NY 10282

GS Capital Partners VI GmbH & Co. KG	141,445 shares of Common Stock
c/o The Goldman Sachs Group, Inc.
Attn: Bill Eng
200 West Street 28th Flr
New York, NY 10282

GS Capital Partners VI Fund, L.P.	3,979,876 shares of Common Stock
c/o The Goldman Sachs Group, Inc.
Attn: Bill Eng
200 West Street 28th Flr
New York, NY 10282

GS Capital Partners VI Offshore Fund, L.P.	3,310,322 shares of Common Stock
c/o The Goldman Sachs Group, Inc. Attn: Bill Eng
200 West Street 28th Flr
New York, NY 10282

Oak Investment Partners XII, Limited Partnership	2,441,009 shares of Common Stock
Attn: Annie Lamont
901 Main Avenue Suite 600
Norwalk, CT 06851

Schedule B

KEY HOLDERS

Name	Shares of Common Stock / Options Held
Mason R. Holland, Jr.	2,451,921 shares of Common Stock (held by Holland Family Trust)
423,729 Options
5,875 Restricted Stock Units
Shawn Jenkins	2,093,404 shares of Common Stock
847,458 Options
35,248 Restricted Stock Units